EXHIBIT D

                    REGISTRATION RIGHTS AGREEMENT

THIS AGREEMENT is made as of _____________, 2000 (the
"Agreement"), by and among Com21, Inc., a Delaware corporation
("Purchaser"), and the shareholders of GADline, Ltd., a company organized under the laws of Israel (the "Company") named on Exhibit A hereto (the "Sellers").

                              RECITALS

A.	Purchaser, the Company, each of the Sellers, and Ofir Zemer, as Sellers' Representative, have entered into a Share Purchase Agreement, dated as of April 18, 2000 (the "Purchase Agreement"), which provides for the purchase (the "Share Purchase") by Purchaser of all of the issued and outstanding Ordinary Shares, NIS 0.5 nominal value per share (the "Ordinary Shares"), of the Company held by the Sellers from the Sellers.

B.	The execution of this Agreement is a condition to the
closing of the transactions contemplated by the Purchase
Agreement.

C.	The Sellers and Purchaser desire that the transactions
contemplated by the Purchase Agreement be consummated.

D.	As of the date of this Agreement, the Sellers own Ordinary
Shares, which as of the closing of the Share Purchase (the "Closing"), will be purchased in exchange for an aggregate of up to 2,450,000 shares (the "Initial Closing Shares") of the common stock of Purchaser, par value $0.001 per share (the "Purchaser Common Stock"). The Purchase Agreement also provides for the issuance of up to an aggregate of up to 210,000 additional shares of Purchaser Common Stock on or prior to September 30, 2000 upon the occurrence of a certain milestone (the "First Milestone Shares"), and for the issuance of up to an aggregate of up to 140,000 additional shares of Purchaser Common Stock on or prior to February 28, 2001 upon the occurrence of a certain milestone (the "Second Milestone Shares").

E.	The Board of Directors of Purchaser has determined that it
is in the best interests of Purchaser and its stockholders to enter into this Agreement.

F.	The Sellers have determined that it is in their best
interest to enter into this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

   1. Certain Definitions. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement. For purposes of this Agreement, the following terms shall have the following respective meanings:

   (a) "Commission" shall mean the United States Securities and
Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

   (b) "Effective Time" shall mean the date on which the Commission declares the Registration Statement effective or on which the Registration Statement otherwise becomes effective.

   (c) "Exchange Act" shall mean the Securities Exchange Act of
1934, or any successor thereto, as the same shall be amended from time to time.

   (d) "Purchaser Common Stock" shall have the meaning set forth in the recitals to this Agreement.

   (e) "Person" means, where applicable, an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

   (f) "Prospectus" means the prospectus included in the Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement.

   (g) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement by the Commission.

   (h) "Registrable Securities" means (i) the Initial Closing Shares, the First Milestone Shares and the Second Milestone Shares (including, in each case, the Escrow Shares constituting a part of such shares) held by the Sellers and issued to the Sellers pursuant to the Purchase Agreement (collectively, the "Share Purchase Shares") and (ii) any other securities issuable in respect of such Share Purchase Shares held by the Sellers (including, without limitation, by reason of a stock split, stock dividend, recapitalization, merger, consolidation or similar event), which are eligible for registration by Purchaser pursuant to Section 6.11 of the Purchase Agreement. Notwithstanding the foregoing, shares of Purchaser Common Stock and such other securities shall only be treated as Registrable Securities if and so long as they have not been sold to or through a broker or dealer or underwriter in a public distribution or a sale pursuant to Rule 144 or Rule 145.

   (i) "Registration Expenses" shall mean all expenses, except Selling Expenses and as otherwise stated below, incurred by Purchaser in complying with Sections 2 and 3 hereof, including, without limitation, the registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel and accountants for Purchaser, blue sky fees and expenses and all internal expenses of Purchaser (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

   (j) "Registration Statement" shall mean a registration statement of Purchaser which covers the Registrable Securities filed with the Commission on Form S-3 under the Securities Act or any registration form under the Securities Act subsequently adopted by the Commission which similarly permits inclusion or incorporation of substantial information by reference to other documents filed by Purchaser with the Commission.

   (k) "Securities Act" shall mean the Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

   (l) "Sellers' Requisite Information" shall have the meaning set forth in Section 3(g) hereof.

   (m) "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities.

   (n) "Underwriter" means any underwriter of Registrable
Securities in connection with an offering thereof.

2. Registration Statement.

   (a) Initial Registration. Subject to certain limitations set forth elsewhere in this Agreement, (i) Purchaser shall, at Purchaser's own expense, file, as soon as practicable, but in no event (except as provided below) later than ten (10) days, after the later to occur of the date of the Closing Date or the date upon which Purchaser's Quarterly Report on Form 10-Q for the most recent quarter ending prior to the Closing Date is required to be filed, a Registration Statement (the "Initial Registration Statement") to provide for the resale by the Sellers of the Registrable Securities then outstanding, and shall use its commercially reasonable efforts to cause such Registration Statement on Form S-3 to become effective as promptly as reasonably practicable thereafter, and (ii) within thirty (30) days after the issuance of any additional Registrable Securities, Purchaser shall, at Purchaser's own expense, either amend the Initial Registration Statement or file an additional Registration Statement (such amendment or additional Registration Statement being referred to herein as an "Additional Registration Statement") to provide for the resale by the Sellers of such additional Registrable Securities, and shall use its commercially reasonable efforts to cause such Additional Registration Statement to become effective as promptly as reasonably practicable thereafter. The offering made pursuant to any such Registration Statement shall not be underwritten.
Notwithstanding anything herein or in the Purchase Agreement, in the event that all of the Registrable Securities held by a Seller can be sold by such Seller in a single three-month period in accordance with Rule 144 under the Securities Act, Purchaser shall have no obligation to cause the shares of Purchaser Common Stock held by such Seller to continue to be registered.

   (b) Delayed Filing. In the event that any Seller shall have failed to furnish to Purchaser such Sellers' Requisite Information on or prior to the Closing Date (in the case of the Initial Registration Statement) or the date of issuance of any additional Registrable Securities issued after the Closing Date (in the case of any Additional Registration Statement) (provided, that Purchaser shall have requested such Sellers' Requisite Information from such Seller not later than fourteen (14) days prior to the Closing Date or such other issuance date, as applicable), Purchaser shall be entitled, in its reasonable discretion, to (i) file the Initial Registration Statement or Additional Registration Statement, as applicable, as set forth above without including any of the Registrable Securities held by such Seller, or (ii) defer the filing of the Initial Registration Statement or Additional Registration Statement, as applicable, until the earlier to occur of the tenth day after such Seller shall have furnished such information or the thirtieth day after such Registration Statement is otherwise required to be filed pursuant to paragraph (a) above.

   (c) Suspension. If Purchaser shall determine pursuant to the reasonable and good faith judgment of its President and its Chief Executive Officer, or alternatively, the Board of Directors of Purchaser, that it would be significantly harmful to Purchaser and its stockholders for resales of Registrable Securities to be made pursuant to the Registration Statement, due to (i) the existence of a material development or potential material development with respect to or involving Purchaser which Purchaser would be obligated to disclose in the Prospectus contained in the Registration Statement, which disclosure would in the good faith judgment of the President and Chief Executive Officer or the Board of Directors of Purchaser be premature or otherwise inadvisable at such time and would not be in the best interests of Purchaser and its stockholders, or (ii) the occurrence of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, then Purchaser shall deliver a certificate in writing to the Sellers to the effect of the foregoing and, upon receipt of such certificate, the use of the Registration Statement and Prospectus will be deferred or suspended and will not recommence until (1) such Seller's receipt from Purchaser of copies of the supplemented or amended Prospectus, or (2) such Sellers are advised in writing by Purchaser that the Prospectus may be used. Purchaser will use its reasonable best efforts to ensure that the use of the Registration Statement and Prospectus may be resumed, as soon as practicable and, in the case of a pending development or event referred to in (i) above, as soon, in the judgment of Purchaser, as disclosure of the material information relating to such pending development would not have a material adverse effect on Purchaser's ability to consummate the transaction, if any, to which such development relates. Notwithstanding anything to the contrary in this Agreement, Purchaser's ability to defer or suspend the use of the Registration Statement and Prospectus shall not be available to Purchaser for more than ninety (90) days in any 12 month period.

3. Registration Procedures.  In connection with the
Registration Statement, the following provisions shall apply:

   (a) Purchaser shall, if necessary and subject to Section 2(c) above, as expeditiously as practicable supplement or make amendments to the Registration Statement and file such supplement and amendments with the Commission, if required by the rules, regulations or instructions applicable to the registration form used by Purchaser for the Registration Statement or by the Securities Act or the rules or regulations thereunder.

   (b) Purchaser shall take such action as may be necessary so that
(i) the Registration Statement, and any amendment thereto, and any Prospectus forming a part thereof, and any amendment or supplement thereto (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) the Registration Statement, and any amendment thereto, does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iii) any Prospectus forming part of the Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

   (c) Purchaser shall advise the Sellers and, if requested by the Sellers, confirm such advice in writing:

     (i) when the Registration Statement, and any amendment thereto, has been filed with the Commission and when the Registration
Statement or any post-effective amendment thereto has become effective;

     (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information;

     (iii) of the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and

     (iv) of the receipt by Purchaser of any notification with respect to the suspension of the qualification of the securities included in the Registration Statement therein for sale in any jurisdiction or the initiation of any proceeding for such purpose.

   (d) Purchaser shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement until the earlier to occur of (A) the sale of all of the Registrable Securities so registered and (B) the first anniversary of the Effective Time, provided, however, that the time period specified in this clause
(B) shall be extended by the number of days Purchaser defers or suspends the use of the Registration Statement and Prospectus pursuant to Section 2(c).

   (e) Purchaser shall, as expeditiously as practicable, furnish to each of the Sellers at least one copy of the Registration
Statement and any post-effective amendments thereto, including financial statements and schedules contained therein.

   (f) Purchaser shall, as expeditiously as practicable, register or qualify or cooperate with the Sellers in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions in the United States as the Sellers reasonably request in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that in no event shall Purchaser be obligated to (i) qualify generally to do business or as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(f), (ii) file any general consent to service of process in any jurisdiction where it is not as of the date hereof then so subject or (iii) subject itself to taxation in any such jurisdiction if it is not so subject.

   (g) The Sellers shall furnish to Purchaser such information regarding the Sellers (which shall not include information regarding Purchaser required to be included by Purchaser in the Registration Statement) and the distribution by the Sellers of such Registrable Securities as is required by law to be disclosed in the Registration Statement (the "Sellers' Requisite Information"). In the event that any Seller shall have failed to furnish to Purchaser such Sellers' Requisite Information as required hereunder and Purchase shall file the Initial Registration Statement or Additional Registration Statement, as applicable, without including any of the Registrable Securities held by such Seller pursuant to Section 2(b) hereof, Purchaser shall have no further obligation to register such excluded shares hereunder and such shares shall no longer constitute "Registrable Securities" hereunder.

   (h) Purchaser will use its reasonable best efforts to cause the Registrable Securities to be listed on the Nasdaq National Market
(or such other national securities exchange on which the Purchaser Common Stock is then listed) on or prior to the effective date of the Registration Statement hereunder.

   (i) Purchaser shall, as expeditiously as practicable, take all reasonable steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Registration Statement contemplated hereby pursuant to the Registration Statement.

   (j) Purchaser shall, as expeditiously as practicable, deliver to the Sellers as many copies of the Prospectus (including each preliminary prospectus) included in the Registration Statement and any amendment or supplement thereto as the Sellers may reasonably request, and Purchaser consents (except upon and during the continuance of any event described in
Section 3(c)(iii) or (iv)) to the use of the Prospectus or any amendment or supplement thereto by the Sellers in connection with the offering and sale or delivery of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto pursuant to the Registration Statement.

4. Registration Expenses. All Registration Expenses incident to Purchaser's performance of or compliance with this Agreement shall be paid by Purchaser. The Sellers shall pay all Selling Expenses incurred by the Sellers in connection with the registration and distribution of the Registrable Securities.

5. Additional Covenants of Purchaser. Purchaser agrees with the Sellers that, with a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, Purchaser will use its reasonable best efforts to:

   (a) File with the Commission in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act; and

   (b) So long as the Sellers own any Registrable Securities, to furnish to the Sellers forthwith upon request a written statement by Purchaser as to its compliance with the reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Purchaser and such other reports and documents of Purchaser and other information in the possession of or reasonably obtainable by Purchaser as the Sellers may reasonably request in availing itself of any rule or regulation of the Commission allowing the Sellers to sell any such securities without registration.

6. Representations, Warranties and Covenants of the Sellers.
The Sellers represent and warrant to, and agree with Purchaser that this Agreement has been duly authorized, executed and delivered by the Sellers.

7. Indemnification.

   (a) Indemnification by Purchaser. Purchaser shall, and it hereby agrees to, indemnify and hold harmless the Sellers, each person, if any, who controls any of such parties within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange
Act and each of their respective directors, officers, employees, trustees and agents (collectively, the "Sellers Indemnified Parties"), against any losses, claims, damages or liabilities, joint or several, to which the Sellers Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by Purchaser to the Sellers, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and Purchaser shall, and it hereby agrees to, reimburse the Sellers Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 7(a) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of Purchaser (which consent shall not be unreasonably withheld); provided, further, that, in the case of the Sellers, Purchaser shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, or preliminary, final or summary prospectus, or amendment or supplement in reliance upon and in strict conformity with written information furnished to Purchaser by such person expressly for use therein; provided, further, that, Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if (i) the Sellers failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale of Registrable Securities and
(ii) the Prospectus corrected such untrue statement or omission; and provided, further, Purchaser shall not be liable to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the Prospectus, if such untrue statement or alleged untrue statement, omission, or alleged omission is corrected in an amendment or supplement to the Prospectus and if having previously been furnished by or on behalf of the Sellers with copies of the Prospectus as so amended or supplemented, the Sellers thereafter fail to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Securities which is the subject thereof from the Sellers.

   (b) Indemnification by the Sellers. The Sellers shall indemnify and hold harmless Purchaser and each person, if any, who controls Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of their respective directors, officer, employees, trustees and agents (collectively, the "Purchaser Indemnified Parties") against any losses, claims, damages or liabilities to which the Purchaser Indemnified Parties may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any preliminary, final or summary Prospectus contained therein or furnished by Purchaser to the Sellers, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in strict conformity with written information furnished to Purchaser by the Sellers expressly for use therein, and the Sellers shall, and hereby agree to, reimburse the Purchaser Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the indemnity obligation of each such Seller hereunder shall be limited to and shall not exceed the proceeds actually received by such Seller upon a sale of Registrable Securities pursuant to a registration statement hereunder; and provided, further, that the indemnity agreement contained in this Section 7(b) shall not apply to amounts paid in settlement of any such losses, claims, damages or liabilities if such settlement is effected without the consent of the Sellers (which consent shall not be unreasonably withheld).

   (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under Section 7(a) or 7(b) above of written notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 7, notify such indemnifying party in writing of the commencement of such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by
Section 7(a) or 7(b) hereof. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be regular outside litigation counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if in the reasonable judgment of a Sellers Indemnified Party a conflict of interest exists between such Sellers Indemnified Party and any other Sellers Indemnified Party with respect to an indemnifiable claim, Purchaser shall be obligated to pay the reasonable fees and expenses of one additional counsel for such Sellers Indemnified Party.

   (d) Contribution. Each party hereto agrees that, if for any reason the indemnification provisions contemplated by
Section 7(a) or Section 7(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were determined by pro rata allocation (even if the Sellers Indemnified Parties were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), each respective Seller shall not be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by it from the sale of the Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) registered by the Registration Statement exceeds the amount of any damages which the Sellers would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

   (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

8. Miscellaneous.

   (a) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages are not an adequate remedy for breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

   (b) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of Purchaser and the Sellers holding a majority of the Registrable Securities at the time of such amendment or waiver.

   (c) Termination. The registration rights set forth in this Agreement shall terminate as to any Seller at such time as all of the Registrable Securities then held by such Seller can be sold by such Seller in a single 3-month period in accordance with Rule 144 under the Securities Act.

   (d) Grant of Additional Registration Rights. The Sellers acknowledge that Purchaser may acquire other companies and in the course of such acquisitions may grant the equity owners thereof registration rights with respect to their shares of Purchaser on terms which would be negotiated at such time and may be materially different than and in preference to the terms of this Agreement but that do not materially detract from the rights of the Sellers hereunder.

   (e) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. Purchaser acknowledges and agrees that, in the event of the acquisition of Purchaser by any Person, by means of merger, sale of assets, purchase of capital stock or otherwise, Purchaser shall cause the acquiring Person to assume Purchaser's obligations pursuant to this Agreement. The Sellers' rights pursuant to this Agreement may not be assigned other than to a Person who receives Registrable Securities pursuant to a transaction permitted by the Purchase Agreement and the other agreements entered into in connection therewith.

   (f) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

   (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

   (h) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

   (i) Governing Law: Arbitration. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York. Except as otherwise set forth herein, all claims between the parties hereto regarding the subject matter of this Agreement shall be finally settled by a board of three (3) arbitrators under the rules then in effect of the American Arbitration Association. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be conducted in the English language and held in New York, New York. Any arbitration award shall be based on and accompanied by findings of fact and conclusions of law and shall be conclusive as to the facts so found. Each party shall be responsible for its respective costs incurred in arbitration, except that costs and fees of each arbitrator and the administrative fee of the American Arbitration Association shall be borne equally by the parties. For purposes of Israeli law, the provisions of this Section 8(i) shall be deemed a binding arbitration agreement in accordance with the Arbitration Law, 5728-1968

   (j) Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (i) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (ii) upon delivery, if delivered by hand, (iii) two business days after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (iv) one business day after the business day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed as follows, or at such other address as a party may designate by ten (10) days' advance written notice to the other parties to this Agreement pursuant to the provisions of this
Section 8:

   (x) if to Purchaser, to:

     Com21, Inc.
     750 Tasman Drive
     Milpitas, CA 95053
     Attn:  David Robertson, Chief Financial Officer
     Facsimile No.: (408) 953-9110

     with copies to:

     Wilson Sonsini Goodrich & Rosati
     One Market
     Spear Street Tower
     San Francisco, CA 94105
     Attention:  Michael S. Dorf, Esq.
     Facsimile No.: (415) 947-2099

   (y) if to Sellers, to the addresses set forth on the signature page hereof








        IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.


                                 COM21, INC.
                                 a Delaware corporation

                                 By:___________________________

                                 Title:________________________

                                 [SELLERS]

                                 ______________________________

                                 Address:______________________

                                         ______________________


                                 Address:______________________

                                         ______________________


                                 Address:______________________

                                         ______________________


                                 Address:______________________

                                         ______________________


                                 Address:______________________

                                         ______________________




                              Exhibit A

                        SCHEDULE OF SELLERS